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Exhibit 99

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

News Release

Contact:

Jeff Dodge Investor Relations 404.885.8804 jeff.dodge@equifax.com	Mitch Haws Public Relations 404.885.8093 mitch.haws@equifax.com

FOR IMMEDIATE RELEASE

Equifax Reports Record Second Quarter Revenue of $317 Million
and Earnings Per Share of 36 Cents

        ATLANTA, July 17, 2003—Equifax Inc. (NYSE: EFX), the leading provider of critical information to businesses, consumers and the public sector, today reported record second quarter revenue of $317 million, an increase of 18 percent over the prior year. Earnings per share from continuing operations grew 6 percent to 36 cents, in-line with consensus analysts' estimates.

        "Our company continued performing exceptionally well in a dynamic and very challenging economic environment," said Thomas F. Chapman, Equifax chairman and CEO. Our credit reporting business and decisioning platforms continue gaining momentum and new growth initiatives including predictive sciences and small business credit reporting contributed to North America's record performance in the quarter."

        Operating highlights in the quarter include:

North America

  •
  North America revenue growth of 24 percent, total revenues of $265 million and operating margins of 34 percent;

  •
  U.S. credit reporting volume growth of 34 percent, driven by growth in financial services, mortgage reporting, telecommunications and increased penetration within existing accounts;

  •
  Continued record performance in Consumer Direct, which enlightens, enables and empowers consumers to manage their financial health. Second quarter revenues were $17 million;

  •
  Momentum in Small Business Credit Reporting, with the database now containing comprehensive credit information on 17 million small businesses;

  •
  Equifax Marketing Services revenues in the quarter were $69 million. Results were negatively impacted by losses in the company's eMarketing business. During the quarter, the business launched Permissions, which integrates customer preference and demographic data with opt-in email addresses to provide highly targeted marketing tools to its customers.

International

        Europe—Second quarter revenue reached $32 million with operating margins of 18 percent. Equifax continues to benefit from its fraud and security services, including several contracts to provide ID verification solutions to UK financial institutions.

        Latin America—Latin America revenues grew in local currency and totaled $20 million in the quarter. Operating margins were 25 percent.

Teleconference

        Equifax's quarterly teleconference to discuss results will be held today at 9 a.m. (EDT). The live audio Webcast of the speakers' presentations will be available at www.equifax.com. Please note that Microsoft Media Player is required to access the Webcast. This can be downloaded from www.microsoft.com/windows/mediaplayer.

About Equifax

        Equifax Inc. is the leading provider of critical information to businesses, consumers and the public sector. For businesses, it means faster and easier ways to find, approve and market to the right customers. For consumers, it means easier, instantaneous ways to buy products or services, and better insight into and management of their personal credit. For everyone, it means improved security against fraud, identity theft, and even terror. Equifax employs 5,000 people in 13 countries (United States, Canada, United Kingdom, Ireland, Spain, Portugal, Italy, Chile, Brazil, Argentina, Peru, Uruguay and El Salvador) and had $1.1 billion in revenue during 2002.

        Statements in this press release that relate to Equifax's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's annual report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30,
	2003	2002
	(In millions, except per share amounts)
Operating revenue	$317.0	$268.0

Costs and expenses:
Costs of services	137.7	104.7
Selling, general and administrative expenses	69.9	56.3
Depreciation	4.3	3.5
Amortization	19.8	15.9

Total costs and expenses	231.7	180.4

Operating income	85.3	87.6
Other income, net	5.4	1.8
Minority interests in earnings, net of tax	(1.1)	(0.8)
Interest expense	(10.8)	(10.1)

Income from continuing operations before income taxes	78.8	78.5
Provision for income taxes	(29.5)	(30.7)

Income from continuing operations	49.3	47.8

Discontinued operations(1):
Loss from discontinued operations, net of income tax benefit of $0.0 in 2003 and $0.4 in 2002	(7.4)	(0.4)

Net income	$41.9	$47.4

Per common share (basic):
Income from continuing operations	$0.36	$0.35
Discontinued operations	(0.05)	(0.00)

Net income	$0.31	$0.35

Shares used in computing basic earnings per share	134.9	137.0

Per common share (diluted):
Income from continuing operations	$0.36	$0.34
Discontinued operations	(0.05)	(0.00)

Net income	$0.31	$0.34

Shares used in computing diluted earnings per share	137.0	139.8

Dividends per common share	$0.020	$0.020

(1)
During the third quarter of 2002, we made the decision to exit the commercial business in Spain. In the quarter just ended June 30, 2003, we entered into a letter of intent with a prospective buyer. The results of the Spain commercial business for the period ended June 30, 2003, includes our updated estimate of the loss upon final disposition. The results of the Spain commercial business are classified as discontinued operations in 2002 & 2003.

SEGMENT REVENUE & OPERATING INCOME

	Three months ended June 30,
	2003	2002
Equifax revenue:
North America	$265.0	$213.1
Europe	32.0	32.1
Latin America	20.0	20.8
Other	—	2.0

	$317.0	$268.0

Equifax operating income:
North America	$89.7	$86.4
Europe	5.7	4.8
Latin America	5.1	5.5
Other	—	2.0
Corporate Expense	(15.2)	(11.1)

	$85.3	$87.6

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six months ended June 30,
	2003	2002
	(In millions, except per share amounts)
Operating revenue	$618.6	$527.0

Costs and expenses:
Costs of services	264.7	209.2
Selling, general and administrative expenses	140.6	112.2
Depreciation	8.2	7.2
Amortization	39.1	31.5

Total costs and expenses	452.6	360.1

Operating income	166.0	166.9
Other income, net	9.2	3.2
Minority interests in earnings, net of tax	(1.7)	(1.5)
Interest expense	(22.5)	(20.1)

Income from continuing operations before income taxes	151.0	148.5
Provision for income taxes	(56.6)	(58.7)

Income from continuing operations	94.4	89.8

Discontinued operations(1):
Loss from discontinued operations, net of income tax benefit of $0.0 in 2003 and $0.6 in 2002	(8.7)	(0.7)

Net income	$85.7	$89.1

Per common share (basic):
Income from continuing operations	$0.69	$0.66
Discontinued operations	(0.06)	0.00

Net income	$0.63	$0.66

Shares used in computing basic earnings per share	135.2	136.7

Per common share (diluted):
Income from continuing operations	$0.69	$0.64
Discontinued operations	(0.06)	0.00

Net income	$0.63	$0.64

Shares used in computing diluted earnings per share	137.0	139.5

Dividends per common share	$0.040	$0.040

(1)
During the third quarter of 2002, we made the decision to exit the commercial business in Spain. In the quarter just ended June 30, 2003, we entered into a letter of intent with a prospective buyer. The results of the Spain commercial business for the period ended June 30, 2003, includes our updated estimate of the loss upon final disposition. The results of the Spain commercial business are classified as discontinued operations in 2002 & 2003.

SEGMENT REVENUE & OPERATING INCOME

	Six months ended June 30,
	2003	2002
Equifax revenue:
North America	$520.3	$419.2
Europe	62.7	62.8
Latin America	35.6	40.6
Other	—	4.4

	$618.6	$527.0

Equifax operating income:
North America	$180.8	$168.9
Europe	8.5	7.5
Latin America	7.9	9.6
Other	—	4.4
Corporate Expense	(31.2)	(23.5)

	$166.0	$166.9

EQUIFAX INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2003	December 31, 2002
	(Unaudited)
	(In millions, except par values)
ASSETS
Current Assets:
Cash and cash equivalents	$30.8	$30.5
Trade accounts receivable, net of allowance for doubtful accounts of $18.6 in 2003 and $17.3 in 2002	198.8	179.8
Other receivables	14.6	20.8
Deferred income tax assets	21.4	20.9
Other current assets	38.2	33.6

Total current assets	303.8	285.6

Property and Equipment:
Land, buildings and improvements	31.3	29.3
Data processing equipment and furniture	115.3	115.9

	146.6	145.2
Less accumulated depreciation	98.1	94.6

	48.5	50.6

Goodwill	703.0	650.5
Purchased Data Files	271.4	265.4
Other Assets	283.1	247.3
Assets of Discontinued Operations	0.7	7.5

	$1,610.5	$1,506.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term debt and current maturities	$23.7	$233.9
Accounts payable	12.5	16.5
Accrued salaries and bonuses	24.0	31.0
Other current liabilities	158.1	146.5

Total current liabilities	218.3	427.9
Long-Term Debt	891.9	690.6
Deferred Revenue	10.6	11.7
Deferred Income Tax Liabilities	31.7	25.9
Other Long-Term Liabilities	125.8	122.6
Liabilities of Discontinued Operations	6.4	7.2

Total liabilities	1,284.7	1,285.9

Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.01 par value: Authorized—10.0; Issued—none	—	—
Common stock, $1.25 par value:
Authorized shares—300.0
Issued shares—179.8 in 2003 and 180.1 in 2002
Outstanding shares—134.9 in 2003 and 135.7 in 2002	224.8	225.1
Paid-in capital	416.5	412.0
Retained earnings	1,005.4	925.4
Accumulated other comprehensive loss	(317.5)	(359.4)
Treasury stock, at cost, 39.5 shares in 2003 and 38.1 shares in 2002	(929.5)	(899.7)
Stock held by employee benefits trusts, at cost, 5.4 shares in 2003 and 6.3 shares in 2002	(73.9)	(82.4)

Total shareholders' equity	325.8	221.0

	$1,610.5	$1,506.9

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2003	2002
	(In millions)
Cash flows from operating activities:
Net income	$85.7	$89.1
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Loss from discontinued operations	8.7	0.7
Depreciation and amortization	47.3	38.7
Deferred income taxes	2.5	6.5
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(9.0)	16.2
Current liabilities, excluding debt	(12.0)	(36.9)
Other current assets	2.0	10.0
Other long-term liabilities, excluding debt	0.9	(4.8)
Other assets	(24.0)	(27.3)

Cash provided by operating activities	102.1	92.2

Investing activities:
Additions to property and equipment	(8.3)	(3.3)
Additions to other assets, net	(14.9)	(13.1)
Acquisitions, net of cash acquired	(40.6)	(87.7)
Investments in unconsolidated affiliates	—	(0.1)
Proceeds on note receivable from sale of business	—	4.1
Deferred payments on prior year acquisitions	(1.9)	(4.5)

Cash used by investing activities	(65.7)	(104.6)

Financing activities:
Net short-term payments	(14.5)	(7.1)
Additions to long-term debt	200.0	44.5
Payments on long-term debt	(201.1)	—
Treasury stock purchases	(29.8)	(52.0)
Dividends paid	(5.7)	(5.8)
Proceeds from exercise of stock options	12.3	29.5
Other	(0.1)	0.4

Cash (used) provided by financing activities	(38.9)	9.5

Effect of foreign currency exchange rates on cash	3.0	(1.5)
Cash used by discontinued operations	(0.2)	(0.7)

Increase (decrease) in cash and cash equivalents	0.3	(5.1)
Cash and cash equivalents, beginning of year	30.5	33.2

Cash and cash equivalents, end of period	$30.8	$28.1

Common Questions & Answers (Unaudited)
June 30, 2003
(Dollars in Millions, except per share amounts)

1.     Can you provide a further breakdown of revenue in the Equifax North America segment?

        Equifax North America revenue consists of the following components:

	2002					2003
Equifax North America Revenue:
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	12 Months	1st Qtr	2nd Qtr	1st Half
U.S. Consumer and Commercial Services	$109.1	$109.6	$119.9	$116.8	$455.4	$124.6	$134.7	$259.3
Mortgage Services	11.1	11.8	16.0	16.3	55.2	16.7	21.4	38.1
Canadian Operations	19.1	19.8	19.4	19.1	77.4	20.5	22.9	43.4

Total North America Information Services	139.3	141.2	155.3	152.2	588.0	161.8	179.0	340.8

Credit Marketing Services	38.6	41.9	42.2	41.5	164.2	40.3	41.7	82.0
Direct Marketing Services	20.4	21.3	30.1	38.7	110.4	38.3	26.9	65.2

Total Marketing Services	59.0	63.2	72.3	80.2	274.7	78.7	68.7	147.4

Consumer Direct	7.8	8.7	11.0	12.0	39.5	14.8	17.4	32.2

	$206.2	$213.1	$238.6	$244.4	$902.2	$255.3	$265.0	$520.3

2.     Can you provide a breakout of costs of services and SG&A as a percent of sales?

        Operating expenses as a percent of revenue are as follows for continuing operations:

	2nd Qtr
Operating Expenses:
	2002	2003
Costs of services	39%	43%
Selling, general and administrative	21%	22%
Depreciation & amortization	7%	8%

	67%	73%

3.     Can you give depreciation and amortization by segment?

        Depreciation and amortization is as follows:

	2002					2003
Depreciation & Amortization:
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	12 Months	1st Qtr	2nd Qtr	1st Half
Equifax North America	$12.0	$12.3	$13.7	$15.7	$53.8	$16.2	$16.6	$32.8
Equifax Europe	3.7	3.5	2.3	3.4	12.9	2.6	2.9	5.5
Equifax Latin America	1.5	1.5	1.4	1.1	5.4	1.3	1.3	2.6
General Corporate	2.1	2.1	2.1	2.2	8.4	3.1	3.3	6.4

	$19.3	$19.4	$19.5	$22.4	$80.5	$23.2	$24.1	$47.3

4.     What was the currency impact on the foreign operations?

        The favorable (unfavorable) US dollar impact on revenue and operating income is as follows:

	2003 Revenue		2003 Operating Income
	2nd Qtr	%	2nd Qtr	%
Canada	$2.4	11.9%	$0.9	12.9%
Europe	3.8	12.0%	0.7	14.3%
Latin America	(2.7)	-13.0%	(0.7)	-13.5%

	$3.5	1.3%	$0.8	0.9%

5.     What was your cash flow from operations in 2003 and 2002?

        Cash provided by operating activities was $73.7 million and $54.4 million for the second quarter of 2003 and 2002, respectively, due primarily to improved working capital management.

6.     What was the level of debt?

        Total debt was comprised of the following:

	Dec 31 2002	Mar 31 2003	Jun 30 2003
Senior Notes and Debentures—Long-term	$647.8	$648.0	$648.0
Senior Notes and Debentures—Current	199.9	200.6	—
Revolving Credit Facility	21.8	27.2	222.9
Other Long-term Obligations	21.0	18.6	21.0
Other Short-term Debt & Current Maturities	34.0	42.4	23.7

	$924.5	$936.8	$915.6

7.     What was the level of capital spending?

        Capital expenditures, excluding property and equipment and other assets purchased in acquisitions, were as follows:

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	12 Months	1st Qtr	2nd Qtr	1st Half
Capital Expenditures	$5.4	$11.0	$19.0	$20.4	$55.8	$12.8	$10.4	$23.2

        We still expect the level of capital spending for the year 2003 to fall between $45.0 million and $55.0 million.

8.     Why did Corporate Expense increase from $11.1 million for the 2nd Quarter 2002 to $15.2 million for the 2nd Quarter 2003?

        The increases are primarily due to increased consulting and legal fees.

9.     Why did other income increase?

        The primary reason for the increase in other income is the cash proceeds we are receiving on the purchased paper from the sale of our risk management business in October 2000.

10.   Why did the second quarter's estimated effective tax rate decline to 37.5%?

        We have been able to reduce our estimated effective tax rate for 2003 1 percent through effective state tax planning. We have implemented state tax planning strategies related to the apportionment of state income taxes and franchise taxes. The reduced state income taxes payable is the primary reason for the one percent reduction in the overall effective state tax rate.

11.   What is the current authorization amount for stock buyback?

        As of June 30, 2003, approximately $192.4 million remained authorized for future share repurchases. We invested $10.4 million on Treasury Stock purchases during the 2nd Quarter 2003.

12.   What is the discontinued operations loss in the 2nd Quarter?

        During the third quarter of 2002, we made the decision to exit our commercial business in Spain. In the quarter just ended June 30, 2003, we entered into a letter of intent with a prospective buyer. The results of the Spain commercial business for the quarter ended June 30, 2003, includes our updated estimate of the loss upon final disposition. The results of the Spain commercial business are classified as discontinued operations in 2002 and 2003.

QuickLinks

  Exhibit 99
Equifax Reports Record Second Quarter Revenue of $317 Million and Earnings Per Share of 36 Cents
EQUIFAX INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEGMENT REVENUE & OPERATING INCOME
EQUIFAX INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEGMENT REVENUE & OPERATING INCOME
EQUIFAX INC. CONSOLIDATED BALANCE SHEETS
EQUIFAX INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
Common Questions & Answers (Unaudited) June 30, 2003 (Dollars in Millions, except per share amounts)